As filed with the Securities and Exchange Commission on September 24, 2003
                                                       Registration No. 333-____

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                             Hauppauge Digital Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                              11-3227864
(State or jurisdiction of                                    (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                 91 Cabot Court
                            Hauppauge, New York 11788
                                 (631) 434-1600
                    (Address of principal executive offices)

        Hauppauge Digital Inc. 2003 Performance and Equity Incentive Plan
                              (Full title of plan)

                               Mr. Kenneth Plotkin
                                    President
                             Hauppauge Digital Inc.
                                 91 Cabot Court
                            Hauppauge, New York 11788
                     (Name and address of agent for service)

                                 (631) 434-1600
          (Telephone number, including area code, of agent for service)

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                                    Copy to:
                            Herbert W. Solomon, Esq.
                         Meltzer, Lippe & Goldstein, LLP
                                190 Willis Avenue
                             Mineola, New York 11501
                                 (516) 747-0300
                               Fax (516) 747-0653

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                                       Proposed
                                        Proposed        maximum
Title of                 Amount          maximum       aggregate    Amount of
securities to             to be       offering price   offering    registration
be registered         registered(a)     per share        price         fee
--------------------------------------------------------------------------------
Common Stock,
par value $.01          500,000(1)       $3.03(2)      $1,515,00     $123.00
per share
--------------------------------------------------------------------------------

                                                             TOTAL:  $123.00

(a) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock issued pursuant to the Hauppauge Digital Inc. 2003 Performance and Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, or any other similar transactions effective without the receipt of consideration which results in an increase in the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the NASDAQ National Market on September 24, 2003.


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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

      The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      This Registration Statement on Form S-8 of Hauppauge Digital Inc., a Delaware corporation (the "Registrant"), covers a total of 500,000 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), reserved for issuance under the Plan of the Registrant.

      The Plan was approved and adopted by the Board of Directors on May 16, 2003 and approved by the Company's shareholders on September 9, 2003.

Item 2. Registrant Information and Employee Plan Annual Information

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 2003 Hauppauge Digital Inc. Performance and Equity Incentive Plan are available without charge by contacting:

                          Gerald Tucciarone, Treasurer
                          Hauppauge Digital Inc.
                          91 Cabot Court
                          Hauppauge, New York 11788
                          (631) 434-1600


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Commission are incorporated herein by reference:

      (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated January 4, 1995, including any amendments thereto or reports filed for the purpose of updating such description.

      (d) The Registrant's latest proxy statement pursuant to Section 14(a) of the Exchange Act.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      The legality of the Common Stock offered hereby has been passed upon by Meltzer, Lippe & Goldstein, LLP ("MLG"), legal counsel of the Company. Attorneys who are partners or counsel in MLG own 1,000 shares of Common Stock.


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

Item 6. Indemnification of Directors and Officers.

      Section 145(a) of the Delaware General Corporation Law provides, in relevant part, that the Company may indemnify its directors and officers in the circumstances therein provided.

      Article SEVENTH of the Company's Certificate of Incorporation, as amended, provides:

            No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

      Article X of the Company's bylaws, as amended, provides the following:

            The corporation shall indemnify any person made, or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of his being or having been a director or officer of the corporation, or of any other corporation which he served as such at the request of the corporation, against the reasonable expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have been guilty of negligence or misconduct in the performance of his duty to the corporation.

            The corporation shall indemnify any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding other than one by


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

            or in the right of the corporation to procure a judgment in its favor, whether civil, criminal, administrative or investigative brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director or officer of the corporation, or of any other corporation which he served as such at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding, or any appeal therein, if such director or officer acted in good faith in the reasonable belief that such action was in the best interests of the corporation, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such civil or criminal action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not in itself create a presumption that any such director or officer did not act in good faith in the reasonable belief that such action was in the best interests of the corporation or that he had reasonable ground for belief that such action was unlawful.

            Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation."

      The Registrant also maintains insurance policies which insures its officers and directors against certain liabilities.

      The foregoing discussions are necessarily subject to the complete text of the statute, the articles of incorporation, the by-laws and the terms of the insurance policies and are qualified in their entirety by reference thereto.

Item 7. Exemption From Registration Claimed.

      Not applicable.


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

Item 8. Exhibits.

      4.1   Hauppauge Digital Inc. 2003 Performance and Equity Incentive Plan

      5.1 Opinion of Meltzer, Lippe & Goldstein, LLP, as to the legality of the securities being offered

      23.1 Consent of BDO Seidman, LLP with respect to financial statements of the Registrant

      23.2  Consent of Meltzer, Lippe & Goldstein, LLP

Item 9. Undertakings.

      (a) The Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement of any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant or the Plan pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.


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

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d)of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, State of New York, on September 22, 2003.

                                            Hauppauge Digital Inc.


                                        By: /s/ Kenneth Plotkin
                                            ------------------------------------
                                            KENNETH PLOTKIN
                                            Chairman of the Board, Chief
                                            Executive Officer and vice President


                                        By: /s/ Gerald Tucciarone
                                            ------------------------------------
                                            GERALD TUCCIARONE
                                            Treasurer and Chief Financial
                                            Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.


                                            By: /s/ Kenneth Plotkin
                                                --------------------------------
                                                  KENNETH PLOTKIN
                                                  Director


                                            By: /s/ Bernard Herman
                                                --------------------------------
                                                  BERNARD HERMAN
                                                  Director


                                            By: /s/ Steven J. Kuperschmid
                                                --------------------------------
                                                  STEVEN J. KUPERSCHMID
                                                  Director


                                            By: /s/ Robert S. Nadel
                                                --------------------------------
                                                  ROBERT S. NADEL
                                                  Director


                                            By: /s/ Christopher G. Payan
                                                --------------------------------
                                                  CHRISTOPHER G. PAYAN
                                                  Director


                                            By: /s/ Neil Page
                                                --------------------------------
                                                  NEIL PAGE
                                                  Director


                                            By: /s/ Seymour G. Siegel
                                                --------------------------------
                                                  SEYMOUR G. SIEGEL
                                                  Director


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

                                  EXHIBIT INDEX

Exhibit Number                           Description
--------------                           -----------

      4.1         Hauppauge Digital Inc. 2003 Performance and Equity Incentive
                  Plan

      5.1         Opinion of Counsel

      23.1        Consent of Independent Certified Public Accountant

      23.2        Consent of Counsel


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